UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2024

VOXX INTERNATIONAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-28839	13-1964841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2351 J. Lawson Boulevard
Orlando, Florida		32824
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 645-7750

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $.01 par value	VOXX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2024, VOXX International Corporation., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gentex Corporation, a Michigan corporation (“Gentex”), and Instrument Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Gentex (“Merger Sub”).

Merger

On the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Gentex.

Merger Consideration

In the Merger, each share of Class A common stock and Class B common stock of the Company (together, the “Company Common Stock”) issued and outstanding immediately prior to the effective time (other than (i) shares owned by Gentex, Merger Sub, the Company, or any of their respective subsidiaries, which will be cancelled and will cease to exist, and no consideration will be payable therefor, and (ii) shares that were not voted in favor of the adoption of the Merger Agreement and for which the holder properly exercised appraisal rights in accordance with the Delaware General Corporation Law in respect of such shares) will be cancelled and converted into the right to receive cash in the amount of $7.50 per share, without interest, less any required withholding taxes.

Treatment of Outstanding Restricted Share Units

Restricted stock units of the Company (“Company RSUs”) outstanding immediately before the effective time of the Merger will automatically vest in full, be cancelled and converted into the right to receive a cash payment equal to the product of (i) the number of shares of Company Common Stock underlying such Company RSU multiplied by (ii) $7.50, less applicable withholding taxes.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of the Company, Gentex and Merger Sub. From the date of the Merger Agreement until the earlier of the effective time of the Merger or termination of the Merger Agreement, the Company is required to conduct its business in all material respects in the ordinary course of business and to use commercially reasonable efforts to preserve substantially intact its current business organization and maintain relationships with its customers, suppliers and other persons with which it has significant business relations. Additionally, the Company may not, and shall cause its subsidiaries not to, take certain actions without Gentex’s consent, subject to certain exceptions.

Closing Conditions

The respective obligations of the Company, Gentex and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions, including the approval of the Merger Agreement by our stockholders, receipt of regulatory approvals, including expiration or termination of any waiting periods applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the absence of any legal prohibitions against the Merger by a governmental authority of competent jurisdiction and the accuracy of the representations and warranties of the parties set forth in the Merger Agreement, subject in most cases to “material adverse effect” qualifications. Additionally, each of the parties shall have performed in all material respects all obligations required to be performed by such party. Stockholder approval of the Merger Agreement requires approval by holders of (i) a majority of the voting power of the outstanding shares of Company Common Stock present (in person or by proxy) and (ii) at least two-thirds of the voting power of the outstanding shares of the Company Common Stock not owned by Gentex or any affiliate of Gentex (the “Company Stockholder Approval”).

Acquisition Proposals: Change of Company Recommendation

Under the Merger Agreement, the Company has agreed that, from the date of the Merger Agreement until the earlier of the date of termination of the Merger Agreement or the effective time of the Merger, neither it nor any of its subsidiaries or any of its or their respective directors or officers shall, and the Company shall cause its representatives not to, directly or indirectly:

•
solicit, initiate, knowingly encourage or knowingly facilitate any Acquisition Proposal (as defined in the Merger Agreement) or offer or inquiry that would reasonably be expected to lead to any Acquisition Proposal or enter into, continue or otherwise participate in any discussions or negotiations regarding any Acquisition Proposal; and
•
engage in certain specified activities with respect to Acquisition Proposals or circumstances that may lead to Acquisition Proposals.

Notwithstanding these restrictions, prior to the time that Company Stockholder Approval is received, the Company may, in certain circumstances, respond to or engage in discussions or negotiations with a person making an unsolicited bona fide written Acquisition Proposal if the Company’s Board of Directors (the “Board”) or the transaction committee thereof (the “Transaction Committee”) determines in good faith after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and the failure to take such action would reasonably be expected to be inconsistent with a director’s fiduciary duties. The Company must notify Gentex promptly, but no later than 24 hours, after receipt of any written Acquisition Proposal or any request that would reasonably be expected to lead to an Acquisition Proposal.

The Board may not change its recommendation that stockholders approve the Merger Agreement, except that, at any time before Company Stockholder Approval is received, the Board may change its recommendation, subject to the terms and conditions set forth in the Merger Agreement, in the event (x) the Company receives an unsolicited bona fide written Acquisition Proposal that the Board (acting on the recommendation of the Transaction Committee) or the Transaction Committee thereof determines in good faith after consultation with outside legal counsel and its financial advisor that the Acquisition Proposal would, if consummated, constitute a Superior Proposal or (y) an Intervening Event (as defined in the Merger Agreement) becomes known to the Board, and in each case, the Board determines in good faith that the failure of the Board to change its recommendation would be inconsistent with the Board’s fiduciary duties, and the Company has given Gentex notice of such Superior Proposal or Intervening Event and takes into account any amendments to the Merger Agreement proposed by Gentex in good faith for certain specified time periods.

Financing

The Merger is not subject to a financing condition.

Termination and Fees

The Company and Gentex may, by mutual written consent, terminate the Merger Agreement and abandon the Merger at any time prior to the effective time, notwithstanding receipt of the Company Stockholder Approval. The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time as follows:

•
by either the Company or Gentex, if:
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the Merger has not been consummated on or before the date that is six months after the date of the Merger Agreement (the “End Date”); provided, however, that such right of termination shall not be available to any party whose breach of any provision of the Merger Agreement results in the failure to consummate the Merger;
•
any governmental authority of competent jurisdiction shall have enacted, entered or enforced any order or law permanently restraining, enjoining or otherwise prohibiting consummation of the Merger that becomes final and non-appealable; provided, however, that such right of termination shall not be available to any party (a) whose failure to use reasonable best efforts to contest, appeal or seek to have removed any such order or law, or (b) whose breach of or failure to perform or comply with any obligation of the Merger Agreement, in either case was the primary factor in the issuance of such order or law; or
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the Company’s stockholders do not approve the Merger at the special meeting; provided that such right of termination shall not be available to any party whose breach of any provision of the Merger Agreement results in the failure to obtain stockholder approval.
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by Gentex, if:
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at any time before, but not after, the Company’s receipt Company Stockholder Approval, the Board changes its recommendation to the Company’s stockholders to approve the Merger Agreement and the Merger in an adverse manner, the Company materially violates its obligations (a) to hold the special meeting of stockholders to approve the transaction, or (b) its obligations identified above under “Acquisition Proposals: Change of Company Recommendation”; or
•
there has been any material violation or material breach of any covenant, representation or warranty made by the Company in the Merger Agreement that would cause the conditions to the consummation of the Merger not to be satisfied, and such breach or failure cannot be cured by the End Date or, if curable, is not cured prior to 30 days after Gentex provides notice of such breach or failure to be true; provided that at the time of termination, Gentex and Merger Sub are not in material breach of their its obligations under the Merger Agreement.
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by the Company, if:
•
there has been any material violation or material breach of any covenant, representation or warranty made by Gentex or Merger Sub in the Merger Agreement that would cause the conditions to the consummation of the Merger not to be satisfied, and such breach or failure cannot be cured by the End Date or, if curable, is not cured prior to 30 days after the Company provides notice of such breach or failure to be true; provided that at the time of termination, the Company must not be in material breach of the Merger Agreement; or
•
at any time before, but not after, the Company’s receipt Company Stockholder Approval, the Company Board/Transaction Committee determines to enter into an Acquisition Agreement (as defined in the Merger Agreement) with respect to a Superior Proposal in compliance with the terms of the Merger Agreement.

A termination fee of $7,500,000 would be payable to Gentex by the Company in the event the Merger Agreement was terminated:

•
by Gentex if the Board changes its recommendation to the Company’s stockholders to approve the Merger Agreement and the Merger in an adverse manner at any time before, but not after, the Company’s receipt of Company Stockholder Approval, and the Company materially violated its obligations (a) to hold the special meeting of stockholders to approve the transaction, or (b) identified above under “Acquisition Proposals: Change of Company Recommendation”;
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by the Company if the Board/Transaction Committee has determined to enter into a definitive acquisition agreement with respect to a Superior Proposal in compliance with the terms of the Merger Agreement, and the Company enters into an acquisition agreement in connection with a Superior Proposal; or
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by either Gentex or the Board, if (i) the Merger Agreement is terminated following the End Date, (ii) an Acquisition Proposal shall have been publicly announced or publicly made known to the stockholders of the Company and not withdrawn prior to termination of the Merger Agreement, and (iii) within 12 months following the date of such termination, the Company consummates or enters into a definitive agreement with respect to an Acquisition Proposal involving (a) 80% or more of the shares of the Company Common Stock, (b) a purchase, sale or lease of the assets of the Company that account for 80% or more of the Company’s assets, consolidated net revenues or consolidated fair market value of the Company’s assets.

Other Matters

The Merger Agreement has been filed herewith to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Gentex or any of their respective subsidiaries or affiliates or to modify or supplement any factual disclosures about the Company or Gentex included in their public reports filed with the Securities and Exchange Commission (the “SEC”) or otherwise. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other and may apply contractual standards of materiality that are different from materiality under applicable securities laws. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedules that the Company delivered to Gentex in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, as such representations and warranties were only made as of the date of the Merger Agreement, are modified in important part by the underlying disclosure schedules and are qualified as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting and Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, two limited liability companies affiliated with John Shalam and Ari Shalam, Shalvoxx A Holdco LLC and Shalvoxx B Holdco LLC entered into a Voting and Support Agreement with Gentex (“Voting Agreement”) with respect to the shares of Company Common Stock held by such entities. Ari Shalam and certain family members of John and Ari Shalam, as stockholders, entered into the Voting Agreement with respect to shares of Company Common Stock owned of record by them. Shalvoxx A Holdco LLC and Shalvoxx B Holdco LLC, Ari Shalam and the family members are hereafter referred to as the “Supporting Stockholders.” In the aggregate, the Supporting Stockholders own approximately 57% of the voting power of the outstanding Company Common Stock.

Pursuant to the Voting Agreement, among other things, the Supporting Stockholders have agreed to (i) vote all of the shares of Company Common Stock held by them in favor of the adoption of the Merger Agreement and against any action that would reasonably be expected to prevent or materially delay or impede the transactions contemplated by the Merger Agreement, (ii) vote all shares of Company Common Stock beneficially owned by them against any alternative acquisition proposal (iii) not transfer their shares of Company Common Stock, subject to certain limited exceptions; provided, that neither Ari Shalam or John Shalam shall be prohibited from acting in his capacity as a director as permitted under the Merger Agreement with respect to any acquisition proposal. The Voting Agreement and all obligations of the Supporting Stockholders thereunder automatically terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the effective time of the Merger, and (iii) the Board making a recommendation adverse to the Merger Agreement and Merger.

The foregoing descriptions of the Merger Agreement and the Voting Agreement and the transactions contemplated thereby, including the Merger, do not purport to be complete and are qualified in their entirety by reference to the actual Merger Agreement and the Voting Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K (“Report”) and incorporated herein by reference. A copy of the Voting Agreement is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 8.01 Other Events.

On December 18, 2024, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 17, 2024, by and among VOXX International Corporation, Gentex Corporation and Instrument Merger Sub, Inc.*
10.1

Voting and Support Agreement, dated December 17, 2024, by and among Gentex Corporation, Instrument Merger Sub, Inc., Shalvoxx A Holdco LLC, Shalvoxx B Holdco LLC, Ari Shalam and certain Shalam family members

99.1	Press Release with respect to the Merger, released on December 18, 2024 by VOXX International Corporation
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

* Pursuant to Item 601(a)(5) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

No Offer or Solicitation

This Report does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information Regarding the Merger and Where to Find It

This Report relates to the proposed merger involving the Company, Gentex and Merger Sub, whereby Merger Sub shall be merged with and into the Company (the “proposed merger”), with the Company as the surviving corporation. The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available, together with a proxy card, and a transaction statement on Schedule 13E-3 that will be filed jointly with Gentex and Merger Sub. The Company and Gentex may also file other relevant documents with the SEC regarding the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED, PRIOR TO MAKING ANY INVESTMENT OR VOTING DECISION, TO READ THE DEFINITIVE PROXY STATEMENT, SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto, the Schedule 13E-3 filing and other documents containing important information about the Company, Gentex and the proposed merger, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the documents filed with the SEC can also be obtained on the Company’s website at wwwvoxintl.com or by contacting the Company’s investor relations at 917-887-8434 or gwiener@gwcco.com.

This Report may be deemed to be solicitation material in respect of the proposed merger contemplated by the Merger Agreement.

Certain Information Regarding Participants in the Solicitation

The Company, Gentex and certain of their directors, executive officers and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on June 10, 2024. Information regarding Gentex’s directors and executive officers is contained in the Gentex’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on April 4, 2024, and Gentex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 22, 2024.

Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement, Schedule 13E-3 and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Statements

This Report contains forward-looking statements. All statements, other than statements of historical facts, including statements concerning the Company’s plans, objectives, goals, beliefs, strategy and strategic objectives, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, as well as statements related to the expected timing, completion, financial benefits, and other effects of the proposed merger, may be forward-looking statements. These statements are based on current expectations of future events and may include words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates, expectations and assumptions and involve a number of known and unknown economic, business, competitive, technological, and/or regulatory risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.

Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Risks and uncertainties include, but are not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its shares of Class A common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals in a timely manner or at all or that such approvals may be subject to conditions that are not anticipated, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger, (vi) the risk of litigation and/or regulatory actions related to the proposed merger or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (vii) the risk that the proposed merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally, (viii) the risk that the Company’s business will be adversely impacted during the pendency of the acquisition, (ix) significant transaction costs, and (x) risks related to disruption of management attention from ongoing business operations due to the proposed merger. The foregoing list of risk factors is not exhaustive. Readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024, filed with the SEC on May 14, 2024 and other reports and documents filed from time to time with the SEC. Although the Company believes that the forward-looking statements included in this Report are based upon reasonable assumptions, it cannot guarantee future results, events, levels of activity, performance or achievements. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law. You are cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOXX INTERNATIONAL CORPORATION (Registrant)

Date:	December 18, 2024	By:	/s/ Loriann Shelton
Loriann Shelton Senior Vice President Chief Financial Officer Chief Operating Officer